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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Eschelon Operating Company for the registration of $65,000,000 of its 8 3/8% Senior Notes due 2010 and to the use of our report dated February 16, 2004 with respect to the consolidated financial statements of Eschelon Telecom, Inc.

        Our audits also included the financial statement schedule of Eschelon Telecom, Inc. listed in Item 21(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
January 25, 2005

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Consent of Independent Registered Public Accounting Firm